EXHIBIT (10.9(ii))

AMENDMENT NO. 1
TO THE
ECOLAB MIRROR PENSION PLAN
(As Amended and Restated effective as of January 1, 2014)

WHEREAS, Ecolab Inc. (the “Company”) has established and currently maintains the Ecolab Mirror Pension Plan (As Amended and Restated effective as of January 1, 2014) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to timely reflect proposed regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, pursuant to Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the “Administrative Document”) and subject to Section 6.1 of the Plan, the Company hereby amends the Plan as set forth below. Words used herein with initial capital letters that are defined in the Plan or the Administrative Document are used herein as so defined.

Section 3.2(e) is amended effective December 31, 2020, by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, this Section 3.2(e) shall no longer apply effective December 31, 2020 to the extent this Section 3.2(e) is inconsistent with any proposed or final regulations issued under Code Section 162(m) or Code Section 409A and on which regulations the Company may reasonably rely as of the date of any potential application of this Section 3.2(e).”

IN WITNESS WHEREOF, Ecolab Inc. has executed this Amendment No. 2 this 2nd day of December, 2020.

ECOLAB INC.

/s/ Laurie M. Marsh
Laurie M. Marsh
Executive Vice President, Human Resources

ATTEST:

/s/ Michael C. McCormick
Michael C. McCormick
Secretary